EXHIBIT 99.1 -- Servicers Annual Statement of Compliance



		OFFICERS CERTIFICATE OF THE MASTER SERVICER
		   RE: ANNUAL STATEMENT AS TO COMPLIANCE

The undersigned, each a duly authorized representative of Irwin Union Bank and Trust Company as Seller and Master Servicer (Master Servicer) pursuant to the Sale and Servicing Agreement dated as of July 31, 2004, by and among Credit Suisse First Boston Mortgage Acceptance Corp., as Depositor, Irwin Union Bank and Trust Company, as Seller and Master Servicer, Irwin Whole Loan Home Equity Loan Trust 2004-1, as Issuer, and U.S. Bank National Association, as Indenture Trustee (as such agreement may be amended, supplemented or otherwise modified from time to time, the Sale and Servicing Agreement), do hereby certify as follows:

A. Capitalized terms used in this Certificate have their respective meanings set forth in the Sale and Servicing Agreement. References herein to certain Sections and Subsections are references to the respective Sections and Subsections of the Sale and Servicing Agreement.

B. This Certificate is being delivered pursuant to Section 3.14 of the Sale and Servicing Agreement.

C. The Master Servicer is the Master Servicer under the Sale and Servicing Agreement.

D. The undersigned are duly authorized Officers of the Master Servicer.

E. A review of the activities of the Master Servicer during the 2004 fiscal year and of its performance under the Sale and Servicing Agreement has been made under our supervision.

F. To the best of our knowledge, based on the above-mentioned review, the Master Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement and any applicable Supplements throughout the 2004 fiscal year.

IN WITNESS WHEREOF, the Master Servicer has caused this Certificate to be executed and delivered on its behalf by its duly authorized officers on this 10th day of March, 2005.

					IRWIN UNION BANK AND TRUST COMPANY

Attest: /s/ Lorraine Sumulong		By: /s/ Jocelyn Martin-Leano
	Lorraine Sumulong		Jocelyn Martin-Leano
	Assistant Secretary		Vice President-Operations
					Home Equity Lending